Exhibit 99.1

ELDORADO RESORTS REPORTS THIRD QUARTER NET REVENUE OF $663.2 MILLION,

OPERATING INCOME OF $124.9 MILLION, AND ADJUSTED EBITDA OF $197.8 MILLION

Reno, Nevada (November 6, 2019) – Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado,” “ERI,” or “the Company”) today reported operating results for the third quarter ended September 30, 2019.

Third Quarter and Recent Highlights:

•	Net revenue of $663.2 million, an increase of 36.1% on a GAAP basis and decrease of 4.1% on a same-store basis

•	Operating income of $124.9 million, an increase of 36.1% on a GAAP basis and 36.5% on a same-store basis, with net income of $37.1 million

•	Adjusted EBITDA rose 7.9% year over year on a same-store basis

•	Adjusted EBITDA margin expanded 330 basis points on a same-store basis versus the comparable prior-year period

•	Sports betting launched at six properties in Iowa, Indiana and Mississippi during the quarter bringing the total number of Eldorado casinos now currently offering sports betting to thirteen properties

•	Company repaid $70 million of debt in third quarter and year-to-date has reduced debt by more than $300 million

“Eldorado generated record third quarter Adjusted EBITDA of $197.8 million on a 36.5% increase in operating income and a 4.1% decline in net revenues on a same-store basis. Adjusted EBITDA grew 7.9% year over year on a same-store basis reflecting further success with our margin enhancement and operating efficiency initiatives coupled with revenue recognition from our new sports betting partnerships. We achieved a 330-basis point year-over-year increase in our consolidated Adjusted EBITDA margin to 29.8%, a quarterly record,” said Tom Reeg, Chief Executive Officer of Eldorado Resorts.

“As we continue to move through the regulatory review process in advance of the expected closing in the first half of 2020 for the Caesars Entertainment acquisition, our senior management and integration team has now had the opportunity to visit every domestic Caesars asset. We are increasingly excited about the opportunity to combine best practices from each company. We remain confident that the national, multi-brand footprint across all major and regional markets created by the combination of Eldorado and Caesars is a strategically, financially and operationally compelling opportunity that is expected to deliver value to shareholders and stakeholders of both companies.”

($ in thousands, except per share data)	Total Net Revenue

	Three Months Ended
	September 30,
	2019	2019 Divestitures	2019 Pre-Acquisition	2019 Total	2018	2018 Divestitures(1)	2018 Pre-Acquisition(2)	2018 Total(3)	Change
West	$151,418	$—	$—	$151,418	$129,092	$—	$30,354	$159,446	-5.0%
Midwest	95,865	—	—	95,865	99,834	—	—	99,834	-4.0%
South	108,018	—	—	108,018	106,569	—	14,275	120,844	-10.6%
East	186,562	—	—	186,562	127,722	46,551	107,504	188,675	-1.1%
Central	119,410	—	—	119,410	23,897	—	98,446	122,343	-2.4%
Corporate and Other	1,908	—	—	1,908	139	—	30	169	1029.0%

Total Net Revenue	$663,181	$—	$—	$663,181	$487,253	$46,551	$250,609	$691,311	-4.1%

($ in thousands, except per share data)	Operating Income

	Three Months Ended
	September 30,
	2019	2019 Divestitures	2019 Pre-Acquisition	2019 Total	2018	2018 Divestitures(1)	2018 Pre-Acquisition(2)	2018 Total(3)	Change
West	$35,358	$—	$—	$35,358	$31,894	$—	$4,290	$36,184	-2.3%
Midwest	30,221	—	—	30,221	26,637	—	—	26,637	13.5%
South	15,185	—	—	15,185	16,176	—	(1,435)	14,741	3.0%
East	45,341	—	—	45,341	23,637	4,234	22,378	41,781	8.5%
Central	25,793	—	—	25,793	2,868	—	17,506	20,374	26.6%
Corporate and Other	(26,991)	—	—	(26,991)	(9,443)	—	(38,788)	(48,231)	-44.0%

Total Operating Income	$124,907	$—	$—	$124,907	$91,769	$4,234	$3,951	$91,486	36.5%

($ in thousands, except per share data)	Adjusted EBITDA

	Three Months Ended
	September 30,
	2019	2019 Divestitures	2019 Pre-Acquisition	2019 Total	2018	2018 Divestitures(1)	2018 Pre-Acquisition(2)	2018 Total(3)	Change
West	$49,483	$—	$—	$49,483	$41,434	$—	$7,388	$48,822	1.4%
Midwest	35,693	—	—	35,693	35,278	—	—	35,278	1.2%
South	24,699	—	—	24,699	26,015	—	591	26,606	-7.2%
East	57,191	—	—	57,191	32,114	8,295	30,481	54,300	5.3%
Central	37,441	—	—	37,441	5,850	—	24,770	30,620	22.3%
Corporate and Other	(6,719)	—	—	(6,719)	(6,601)	—	(5,710)	(12,311)	-45.4%

Total Adjusted EBITDA(6)	$197,788	$—	$—	$197,788	$134,090	$8,295	$57,520	$183,315	7.9%

Net Income	$37,055			$37,704

Basic EPS	$0.48			$0.49

Diluted EPS	$0.47			$0.48

($ in thousands, except per share data)	Total Net Revenue

	Nine Months Ended
	September 30,
	2019	2019 Divestitures(4)	2019 Pre-Acquisition	2019 Total(5)	2018	2018 Divestitures(1)	2018 Pre-Acquisition(2)	2018 Total(3)	Change
West	$397,241	$—	$—	$397,241	$346,550	$—	$87,316	$433,866	-8.4%
Midwest	289,893	—	—	289,893	301,235	—	—	301,235	-3.8%
South	357,667	—	—	357,667	341,612	—	51,711	393,323	-9.1%
East	523,250	8,071	—	515,179	370,576	133,537	287,936	524,975	-1.9%
Central	362,673	—	—	362,673	23,897	—	349,241	373,138	-2.8%
Corporate and Other	5,401	—	—	5,401	377	—	94	471	1046.7%

Total Net Revenue	$1,936,125	$8,071	$—	$1,928,054	$1,384,247	$133,537	$776,298	$2,027,008	-4.9%

($ in thousands, except per share data)	Operating Income

	Nine Months Ended
	September 30,
	2019	2019 Divestitures(4)	2019 Pre-Acquisition	2019 Total(5)	2018	2018 Divestitures(1)	2018 Pre-Acquisition(2)	2018 Total(3)	Change
West	$66,772	$—	$—	$66,772	$63,898	$—	$13,635	$77,533	-13.9%
Midwest	87,066	—	—	87,066	80,725	—	—	80,725	7.9%
South	61,723	—	—	61,723	50,099	—	355	50,454	22.3%
East	107,715	(91)	—	107,806	67,164	13,262	46,261	100,163	7.6%
Central	80,896	—	—	80,896	2,868	—	70,105	72,973	10.9%
Corporate and Other	(53,111)	—	—	(53,111)	(41,377)	—	(52,127)	(93,504)	-43.2%

Total Operating Income	$351,061	$(91)	$—	$351,152	$223,377	$13,262	$78,229	$288,344	21.8%

($ in thousands, except per share data)	Adjusted EBITDA

	Nine Months Ended
	September 30,
	2019	2019 Divestitures(4)	2019 Pre-Acquisition	2019 Total(5)	2018	2018 Divestitures(1)	2018 Pre-Acquisition(2)	2018 Total(3)	Change
West	$107,831	$—	$—	$107,831	$91,616	$—	$22,914	$114,530	-5.8%
Midwest	108,770	—	—	108,770	105,717	—	—	105,717	2.9%
South	92,479	—	—	92,479	86,634	—	6,451	93,085	-0.7%
East	144,113	(38)	—	144,151	87,657	19,469	70,864	139,052	3.7%
Central	115,366	—	—	115,366	5,850	—	93,691	99,541	15.9%
Corporate and Other	(25,458)	—	—	(25,458)	(21,824)	—	(15,230)	(37,054)	-31.3%

Total Adjusted EBITDA(6)	$543,101	$(38)	$—	$543,139	$355,650	$19,469	$178,690	$514,871	5.5%

Net Income	$94,220			$95,355

Basic EPS	$1.21			$1.23

Diluted EPS	$1.20			$1.22

(1)	Figures are for Presque Isle Downs and Nemacolin for the three and nine months ended September 30, 2018.
(2)

Figures are for Grand Victoria Casino (“GV”) and Tropicana Entertainment, Inc. (“TEI”) for the three and nine months ended September 30, 2018. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.

(3)

Total figures for 2018 include combined results of operations for ERI, TEI and GV and exclude results of operations for Presque Isle Downs and Nemacolin. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of the operations reported by the Company.

(4)	Figures are for Presque Isle Downs for the period beginning January 1, 2019 and ending January 11, 2019 and Nemacolin for the period beginning January 1, 2019 and ending March 8, 2019.
(5)	Total figures for 2019 exclude results of operations for Presque Isle Downs and Nemacolin.
(6)

Adjusted EBITDA is not a GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is a widely used measure of operating performance in the gaming industry. See “Reconciliation of GAAP Measures to Non-GAAP Measures” below for a definition of Adjusted EBITDA and a quantitative reconciliation of Adjusted EBITDA to operating income (loss), which the Company believes is the most comparable financial measure calculated in accordance with GAAP.

Balance Sheet and Liquidity

As of September 30, 2019, Eldorado had $2.95 billion of debt outstanding. Total cash and cash equivalents were $208.8 million, excluding restricted cash. No amounts were outstanding under the Company’s $500 million Revolving Credit Facility.

“During the third quarter of 2019, we continued to utilize our free cash flow from operations to reduce debt. During the quarter we paid down $70 million on our term loan bringing year-to-date debt reduction to over $300 million,” said Bret Yunker, Chief Financial Officer.

Summary of 2019 Third Quarter Region Results

The property results for properties owned by Tropicana Entertainment have been included in results of operations for the third quarter of 2018, which preceded the date of acquisition of such properties. The full quarter property results for Grand Victoria Casino are included in the results of operations for the third quarter of 2018 following the completion of the acquisition of the property by Eldorado on August 7, 2018. Results for Presque Isle Downs and Lady Luck Nemacolin have been excluded as both assets were divested. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods.

West Region (THE ROW, Isle Casino Hotel Black Hawk, Lady Luck Casino Black Hawk, Tropicana Laughlin Hotel and Casino and MontBleu Casino Resort & Spa)

Net revenue for the West Region properties for the quarter ended September 30, 2019 declined approximately 5.0% to $151.4 million compared to $159.4 million in the prior-year period and operating income decreased to $35.4 million from $36.2 million in the year-ago quarter. West Region third quarter Adjusted EBITDA improved 1.4% to $49.5 million, reflecting a positive sequential performance versus the 2019 second quarter period following the completion of renovations including room remodels and casino floor enhancements at the Company’s two Black Hawk properties. The West region’s 2019 third quarter Adjusted EBITDA margin improved by 200 basis points to 32.7%.

Midwest Region (Isle Casino Waterloo, Isle Casino Bettendorf, Isle of Capri Casino Boonville, Isle Casino Cape Girardeau, Lady Luck Casino Caruthersville and Isle of Capri Casino Kansas City)

Net revenue for the Midwest Region properties for the quarter ended September 30, 2019 decreased approximately 4.0% to $95.9 million compared to $99.8 million in the prior-year period while operating income increased to $30.2 million from $26.6 million in the year-ago quarter. Adjusted EBITDA rose approximately 1.2% to $35.7 million compared to the prior year as the Adjusted EBITDA margin for the segment rose 190 basis points to 37.2%. Adjusted EBITDA for the Midwest Region in the prior-year period was $35.3 million reflecting an Adjusted EBITDA margin of 35.3%.

South Region (Isle Casino Racing Pompano Park, Eldorado Shreveport, Isle of Capri Casino Lula, Lady Luck Casino Vicksburg, Isle of Capri Lake Charles, Trop Casino Greenville and Belle of Baton Rouge Casino & Hotel)

Net revenue for the South Region properties for the quarter ended September 30, 2019 declined approximately 10.6% to $108.0 million compared to $120.8 million in the prior-year period while operating income increased to $15.2 million from $14.7 million in the prior-year period. South Region 2019 third quarter Adjusted EBITDA declined approximately 7.2% to $24.7 million, primarily reflecting the impact in the quarter from poor weather in Louisiana and Florida. Despite this impact, the region’s Adjusted EBITDA margin improved 85 basis points to 22.9%.

East Region (Eldorado Scioto Downs Racino, Mountaineer Casino Racetrack and Resort and Tropicana Casino and Resort, Atlantic City)

Net revenue for the East Region properties for the quarter ended September 30, 2019 declined approximately 1.1% to $186.6 million compared to $188.7 million in the prior-year period and operating income increased to $45.3 million from $41.8 million in the year-ago period. East Region 2019 third quarter Adjusted EBITDA rose 5.3% to $57.2 million compared to Adjusted EBITDA of $54.3 million in the prior-year period as the EBITDA margin improved 190 basis points to 30.7%. All three East Region properties generated year over year Adjusted EBITDA growth.

Central Region (Grand Victoria Casino, Tropicana Evansville and Lumière Place)

Net revenue for the Central Region for the quarter ended September 30, 2019 decreased approximately 2.4% to $119.4 million compared to $122.3 million in the prior-year period while operating income increased to $25.8 million from $20.4 million in the prior-year period. Central Region Adjusted EBITDA for the third quarter rose 22.3% to $37.4 million compared to Adjusted EBITDA of $30.6 million in the prior-year period as the Central Region’s Adjusted EBITDA margin improved 630 basis points to 31.4%. All three Central Region properties generated year over year Adjusted EBITDA growth.

Reconciliation of GAAP Measures to Non-GAAP Measures

Adjusted EBITDA (defined below), a non-GAAP financial measure, has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry and we believe that this non-GAAP supplemental information will be helpful in understanding the Company’s ongoing operating results. Management has historically used Adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. Adjusted EBITDA represents operating income (loss) before depreciation and amortization, stock-based compensation, transaction expenses, severance expense, selling costs associated with the disposition of properties, preopening expenses, costs associated with resolving the historical Tropicana bankruptcy, impairment charges, equity in income (loss) of unconsolidated affiliates, (gain) loss on the sale or disposal of property and equipment, (gain) loss associated with the sales of Presque Isle Downs and Nemacolin and other non-cash regulatory gaming assessments. Adjusted EBITDA also excludes the expense associated with our Master Lease with GLPI as the transaction was accounted for as a financing obligation and the associated expense is included in interest expense. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with accounting principles generally accepted in the United States (“US GAAP”), is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, payments under our Master Lease and certain regulatory gaming assessments, which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity. Other companies that provide EBITDA information may calculate EBITDA differently than we do. The definition of Adjusted EBITDA may not be the same as the definitions used in any of our debt agreements.

Third Quarter Conference Call

Eldorado will host a conference call at 4:30PM EST today. Senior management will discuss the financial results and host a question and answer session. The dial-in number for the audio conference call is (334) 323-0501, conference ID 2091971 (domestic and international callers). Participants can also access a live webcast of the call through the “Events & Presentations” section of Eldorado’s website at http://www.eldoradoresorts.com/ and a replay of the webcast will be archived on the site for 90 days following the live event.

About Eldorado Resorts, Inc.

Eldorado Resorts is a leading casino entertainment company that owns and operates twenty-six properties in twelve states, including Colorado, Florida, Illinois, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada, New Jersey, Ohio and West Virginia. In aggregate, Eldorado’s properties feature approximately 26,600 slot machines, VLTs and e-tables and approximately 750 table games, and over 11,800 hotel rooms. For more information, please visit www.eldoradoresorts.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements regarding the expected synergies and benefits of a potential combination of Eldorado and Caesars, including the expected accretive effect of the proposed transaction on Eldorado’s results of operations; the anticipated benefits of geographic diversity that would result from the proposed transaction and the expected results of Caesars’ gaming properties; expectations about future business plans, prospective performance and opportunities; required regulatory approvals; the expected timing of the completion of the proposed transaction; and the anticipated financing of the proposed transaction , as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There is no assurance that the proposed transaction will be consummated and there are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements made herein. Such risks, uncertainties and other important factors include, but are not limited to: (a) risks related to the combination of Caesars and Eldorado and the integration of their respective businesses and assets; (b) the possibility that the proposed transaction with Caesars and related transactions do not close when expected or at all because required regulatory, stockholder or other approvals are not received or other conditions to the consumption thereof are not satisfied on a timely basis or at all; (c) the risk that the financing required to fund the proposed transaction with Caesars and related transactions is not obtained on the terms anticipated or at all; (d) potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; (e) potential litigation challenging the proposed transaction; (f) the possibility that the anticipated benefits of the proposed transaction, including cost savings and expected synergies, are not realized when expected or at all, including as a result of the impact of, or issues arising from, the implementation of our operating strategies and integration of our business and Caesars’ business; (g) conditions imposed on the companies in order to obtain required regulatory approvals; (h) uncertainties in the global economy and credit markets and its potential impact on our ability to finance the proposed transaction; (i) the possibility that the proposed transaction may be more expensive to complete than expected, including as a result of unexpected factors or events; (j) diversion of management’s attention from ongoing business operations and opportunities; (k) the ability to retain certain of our key employees and Caesars’ key employees; (l) risks associated with increased leverage from the proposed transaction; (m) changes in the value of Eldorado’s common stock between the date of the merger agreement and the closing of the proposed transaction; (n) competitive responses to the proposed transaction; (o) legislative, regulatory and economic developments; (p) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each party to consummate the proposed transaction; (q) the impact of provisions of the Merger Agreement limiting the operation of our business prior to the closing of proposed transaction with Caesars and (r) other risks and uncertainties described in our reports on Form 10-K, Form 10-Q and Form 8-K.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In connection with Eldorado’s previously announced transaction with Caesars Entertainment Corporation (“Caesars”), Eldorado has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “registration statement”) that includes a joint proxy statement of Eldorado and Caesars that also constitutes a prospectus of Eldorado and Caesars (the “joint proxy statement/prospectus”). Each of Eldorado and Caesars has provided the joint proxy statement/prospectus to their respective stockholders. Eldorado and Caesars also plan to file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which Eldorado or Caesars may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain a copy of the joint proxy statement/prospectus, the registration statement and other relevant documents filed by Eldorado and Caesars without charge at the SEC’s website, www.sec.gov, or by directing a request to (1) Eldorado Resorts, Inc. by mail at 100 West Liberty Street, Suite 1150, Reno, Nevada 89501, Attention: Investor Relations, by telephone at (775) 328-0112 or by going to the Investor page on Eldorado’s corporate website at www.eldoradoresorts.com; or (2) Caesars Entertainment Corporation by mail at Caesars Palace, One Caesars Palace Drive, Las Vegas, Nevada 89109, Attention: Investor Relations, by telephone at (800) 319-0047, or by going to the Investors page on Caesars’ corporate website at investor.caesars.com.

Certain Information Regarding Participants

Eldorado, Caesars and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Eldorado and Caesars stockholders in respect of the proposed transaction under the rules of the SEC. You may obtain information regarding the names, affiliations and interests of Eldorado’s directors and executive officers in Eldorado’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 1, 2019, and its definitive proxy statement for its 2019 Annual Meeting, which was filed with the SEC on April 26, 2019.

Investors may obtain information regarding the names, affiliations and interests of Caesars’ directors and executive officers in Caesars’ Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 22, 2019, and its proxy statement for its 2019 Annual Meeting, which was filed with the SEC on May 15, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction. Investors should read the joint proxy statement/prospectus carefully and in its entirety before making any voting or investment decisions.

Contact:

Brian Agnew	Joseph N. Jaffoni, Richard Land
Eldorado Resorts	JCIR
775/328-0112	212/835-8500
investorrelations@eldoradoresorts.com	eri@jcir.com

- Tables follow -

ELDORADO RESORTS, INC.

CONSOLIDATED STATEMENTS OF INCOME

($ in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
REVENUES:
Casino and pari-mutuel commissions	$458,000	$368,169	$1,385,848	$1,060,417
Food and beverage	78,435	58,153	229,072	164,644
Hotel	94,318	44,780	237,493	114,447
Other	32,428	16,151	83,712	44,739

Net revenues	663,181	487,253	1,936,125	1,384,247

EXPENSES:
Casino and pari-mutuel commissions	202,555	180,062	616,101	519,558
Food and beverage	60,406	45,381	180,288	134,927
Hotel	27,315	13,977	76,101	40,178
Other	12,092	9,315	34,064	25,030
Marketing and promotions	33,292	23,122	97,673	66,255
General and administrative	122,767	75,599	360,086	223,546
Corporate	13,014	9,217	50,819	33,018
Impairment charges	—	3,787	958	13,602
Depreciation and amortization	52,592	35,760	166,882	99,204

Total operating expenses	524,033	396,220	1,582,972	1,155,318
(Loss) gain on sale or disposal of property and equipment	(284)	(110)	21,668	(393)
Proceeds from terminated sales	—	5,000	—	5,000
Transaction expenses	(12,442)	(4,091)	(21,628)	(10,043)
Loss from unconsolidated affiliates	(1,515)	(63)	(2,132)	(116)

Operating income	124,907	91,769	351,061	223,377

OTHER EXPENSE:
Interest expense, net	(71,897)	(34,085)	(217,205)	(96,579)
Loss on early retirement of debt, net	(1,204)	—	(1,204)	(162)
Unrealized gain on restricted investments	3,318	—	460	—

Total other expense	(69,783)	(34,085)	(217,949)	(96,741)

Income before income taxes	55,124	57,684	133,112	126,636
Provision for income taxes	(18,069)	(19,980)	(38,892)	(31,281)

Net income	$37,055	$37,704	$94,220	$95,355

Net income per share of common stock:
Basic	$0.48	$0.49	$1.21	$1.23

Diluted	$0.47	$0.48	$1.20	$1.22

Weighted average basic shares outstanding	77,721,353	77,522,664	77,657,553	77,445,611

Weighted average diluted shares outstanding	78,449,747	78,283,588	78,588,517	78,208,040

ELDORADO RESORTS, INC.

SUMMARY INFORMATION AND RECONCILIATION OF

OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

($ in thousands)

	Three Months Ended September 30, 2019
	Operating Income	Depreciation and Amortization	Stock-based Compensation	Transaction Expenses (6)	Other (7)	Adjusted EBITDA

West	$35,358	$13,934	$—	$—	$191	$49,483
Midwest	30,221	4,515	4	—	953	35,693
South	15,185	9,000	2	—	512	24,699
East	45,341	11,630	—	—	220	57,191
Central	25,793	11,627	—	—	21	37,441
Corporate	(26,991)	1,886	4,260	12,442	1,684	(6,719)

Total	$124,907	$52,592	$4,266	$12,442	$3,581	$197,788

	Three Months Ended September 30, 2018
	Operating Income	Depreciation and Amortization	Stock-based Compensation	Transaction Expenses (6)	Other (8)	Adjusted EBITDA
Excluding Pre-Acquisition/Including Divestitures:
West	$31,894	$9,475	$—	$—	$65	$41,434
Midwest	26,637	8,605	15	—	21	35,278
South	16,176	9,704	9	—	126	26,015
East	23,637	4,486	2	—	3,989	32,114
Central	2,868	2,215	—	—	767	5,850
Corporate	(9,443)	1,275	2,468	4,091	(4,992)	(6,601)

Total Excluding Pre-Acquisition/Including Divestitures	$91,769	$35,760	$2,494	$4,091	$(24)	$134,090

Divestitures:
East	$4,234	$55	$2	$—	$4,004	$8,295

Total Divestitures (1)	$4,234	$55	$2	$—	$4,004	$8,295

Pre-Acquisition:
West	$4,290	$3,098	$—	$—	$—	$7,388
Midwest	—	—	—	—	—	—
South	(1,435)	2,022	—	—	4	591
East	22,378	8,072	—	—	31	30,481
Central	17,506	6,884	—	—	380	24,770
Corporate	(38,788)	448	—	1,529	31,101	(5,710)

Total Pre-Acquisition (2)	$3,951	$20,524	$—	$1,529	$31,516	$57,520

Including Pre-Acquisition/Excluding Divestitures:
West	$36,184	$12,573	$—	$—	$65	$48,822
Midwest	26,637	8,605	15	—	21	35,278
South	14,741	11,726	9	—	130	26,606
East	41,781	12,503	—	—	16	54,300
Central	20,374	9,099	—	—	1,147	30,620
Corporate	(48,231)	1,723	2,468	5,620	26,109	(12,311)

Total Including Pre-Acquisition/Excluding Divestitures (3)	$91,486	$56,229	$2,492	$5,620	$27,488	$183,315

	Nine Months Ended September 30, 2019
	Operating Income	Depreciation and Amortization	Stock-based Compensation	Transaction Expenses (6)	Other (7)	Adjusted EBITDA
Including Divestitures:
West	$66,772	$40,585	$—	$—	$474	$107,831
Midwest	87,066	20,650	29	—	1,025	108,770
South	61,723	29,865	11	—	880	92,479
East	107,715	36,019	7	—	372	144,113
Central	80,896	34,317	—	—	153	115,366
Corporate	(53,111)	5,446	15,676	21,628	(15,097)	(25,458)

Total Including Divestitures	$351,061	$166,882	$15,723	$21,628	$(12,193)	$543,101

Divestitures:
East	$(91)	$—	$7	$—	$46	$(38)

Total Divestitures (4)	$(91)	$—	$7	$—	$46	$(38)

Excluding Divestitures:
West	$66,772	$40,585	$—	$—	$474	$107,831
Midwest	87,066	20,650	29	—	1,025	108,770
South	61,723	29,865	11	—	880	92,479
East	107,806	36,019	—	—	326	144,151
Central	80,896	34,317	—	—	153	115,366
Corporate	(53,111)	5,446	15,676	21,628	(15,097)	(25,458)

Total Excluding Divestitures (5)	$351,152	$166,882	$15,716	$21,628	$(12,239)	$543,139

	Nine Months Ended September 30, 2018
	Operating Income	Depreciation and Amortization	Stock-based Compensation	Transaction Expenses (6)	Other (8)	Adjusted EBITDA
Excluding Pre-Acquisition/Including Divestitures:
West	$63,898	$27,046	$(32)	$—	$704	$91,616
Midwest	80,725	24,654	90	—	248	105,717
South	50,099	26,343	50	—	10,142	86,634
East	67,164	15,252	11	—	5,230	87,657
Central	2,868	2,215	—	—	767	5,850
Corporate	(41,377)	3,694	9,526	10,043	(3,710)	(21,824)

Total Excluding Pre-Acquisition/Including Divestitures	$223,377	$99,204	$9,645	$10,043	$13,381	$355,650

Divestitures:
East	$13,262	$1,632	$11	$—	$4,564	$19,469

Total Divestitures (1)	$13,262	$1,632	$11	$—	$4,564	$19,469

Pre-Acquisition:
West	$13,635	$9,271	$—	$—	$8	$22,914
Midwest	—	—	—	—	—	—
South	355	6,076	—	—	20	6,451
East	46,261	24,444	—	—	159	70,864
Central	70,105	22,939	—	—	647	93,691
Corporate	(52,127)	1,537	—	4,259	31,101	(15,230)

Total Pre-Acquisition (2)	$78,229	$64,267	$—	$4,259	$31,935	$178,690

Including Pre-Acquisition/Excluding Divestitures:
West	$77,533	$36,317	$(32)	$—	$712	$114,530
Midwest	80,725	24,654	90	—	248	105,717
South	50,454	32,419	50	—	10,162	93,085
East	100,163	38,064	—	—	825	139,052
Central	72,973	25,154	—	—	1,414	99,541
Corporate	(93,504)	5,231	9,526	14,302	27,391	(37,054)

Total Including Pre-Acquisition/Excluding Divestitures (3)	$288,344	$161,839	$9,634	$14,302	$40,752	$514,871

(1)	Figures are for Presque Isle Downs and Nemacolin for the three and nine months ended September 30, 2018.
(2)

Figures are for Grand Victoria Casino and Tropicana for the three and nine months ended September 30, 2018. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.

(3)

Total figures for the three and nine months ended September 30, 2018 include combined results of operations for Grand Victoria Casino, Tropicana and the Company and exclude results of operations for Presque Isle Downs and Nemacolin. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.

(4)	Figures are for Presque Isle Downs for the period beginning January 1, 2019 and ending January 11, 2019 and Nemacolin for the period beginning January 1, 2019 and ending March 8, 2019.
(5)	Total figures for 2019 exclude results of operations for Presque Isle Downs and Nemacolin.
(6)

Transaction expenses represent primarily costs related to the pending acquisition of Caesars for the three and nine months ended September 30, 2019 and costs related to the acquisitions of Grand Victoria Casino, Tropicana and Isle for the three and nine months ended September 30, 2018.

(7)

Other, for the three and nine months ended September 30, 2019, is comprised of severance expense, (gain) loss on the sale or disposal of property and equipment, equity in income (loss) of unconsolidated affiliate, impairment charges, pre-opening charges for Tropicana, the (gain) loss associated with the sales of Presque Isle Downs and Nemacolin and selling costs associated with the pending divestitures of Mountaineer, Cape Girardeau, Caruthersville, Kansas City and Vicksburg.

(8)

Other, for the three and nine months ended September 30, 2018 is comprised of severance expense, (gain) loss on the sale or disposal of property and equipment, equity in income (loss) of an unconsolidated affiliate, an impairment charge at Vicksburg, selling costs associated with the divestitures of Presque Isle Downs and Nemacolin, the terminated sale of Vicksburg and the purchase of Grand Victoria Casino.